Exhibit 99.1

MALIBU BOATS, INC. ANNOUNCES FIRST QUARTER FISCAL 2018 RESULTS
Loudon, TN - November 7, 2017 - Malibu Boats, Inc. (Nasdaq: MBUU) today announced its financial results for the first quarter of fiscal 2018 ended September 30, 2017.
Highlights for the First Quarter of Fiscal 2018

•	Net sales increased 66.9% to $103.5 million compared to the first quarter of fiscal 2017.

•	Unit volume increased 57.1% to 1,309 boats compared to the first quarter of fiscal 2017.

•	Net sales per unit increased 6.2% to $79,099 and net sales per unit for Malibu U.S. increased 6.1% to $79,348 compared to the first quarter of fiscal 2017.

•	Gross profit increased 44.9% to $22.9 million compared to the first quarter of fiscal 2017.

•	Net income increased 51.8% to $6.4 million, or $0.31 per share compared to the first quarter of fiscal 2017.

•	Adjusted EBITDA increased 79.2% to $17.7 million compared to the first quarter of fiscal 2017.

•	Adjusted fully distributed net income increased 76.5% to $8.7 million compared to the first quarter of fiscal 2017.

•
Adjusted fully distributed net income per share increased 61.5% to $0.42 on a fully distributed weighted average share count of 20.6 million shares of Class A Common Stock as compared to the first quarter of fiscal 2017.

Jack Springer, Chief Executive Officer, stated, "We had an excellent first quarter and continue to experience strong growth and performance. Reflective of continued Malibu growth and our acquisition of Cobalt Boats, our unit sales, revenue, gross profit, net income and Adjusted EBITDA were substantially higher year over year. Our business in the United States is strong at the wholesale and retail levels and we expect this momentum to continue. Canada continues to make slight gains and the recent strengthening of the Canadian dollar is assisting that improvement. Australia continues to perform well for Malibu. Our market share leadership at Malibu and Cobalt is solid with operating proficiencies continuing to drive strong margins.
In fiscal 2018, Malibu continues to lead in new products with fast-paced and aggressive product introductions. In fiscal 2018, Malibu has or will deliver two new Malibu boats and two new Axis boats, while Cobalt will deliver three new models – a pace that will quicken over the next few years. We believe our new boats and product innovations will deliver strong demand during the upcoming boat show season.”
Mr. Springer continued, "Malibu is solid and strong, delivering record-setting results each quarter. Cobalt has proven to be the acquisition we wanted and thought it would be, and we expect it to strengthen performance over time. We are very pleased with our financial and operating results and are optimistic for continued growth and economic recovery.”

Exhibit 99.1

Results of Operations for the First Quarter of Fiscal 2018

	Three Months Ended September 30,
	2017	2016
	(In thousands, except unit and per unit data)
Net sales	$103,541	$62,021
Cost of sales	80,618	46,198
Gross profit	22,923	15,823
Operating expenses:
Selling and marketing	3,589	2,423
General and administrative	7,074	6,064
Amortization	1,308	550
Operating income	10,952	6,786
Other expense, net:
Other (expense) income	(2,597)	17
Interest expense	(2,199)	(430)
Other expense, net	(4,796)	(413)
Income before (benefit) provision for income taxes	6,156	6,373
(Benefit) provision for income taxes	(258)	2,147
Net income	6,414	4,226
Net income attributable to non-controlling interest	529	446
Net income attributable to Malibu Boats, Inc.	$5,885	$3,780

Unit volumes	1,309	833
Net sales per unit	$79,099	$74,455
Comparison of the First Quarter Ended September 30, 2017 to the First Quarter Ended September 30, 2016
Net sales for the three months ended September 30, 2017, increased $41.5 million, or 66.9%, to $103.5 million as compared to the three months ended September 30, 2016. Unit volume for the three months ended September 30, 2017, increased 476 units, or 57.1%, to 1,309 units as compared to the three months ended September 30, 2016. The increase in net sales and unit volumes was driven primarily by our acquisition of Cobalt in July 2017. Net sales and unit volumes attributable to Cobalt were $36.9 million and 469 units, respectively, for the three months ended September 30, 2017. Net sales attributable to our Malibu U.S. segment increased $4.3 million, or 7.7%, to $60.9 million for the three months ended September 30, 2017, compared to the three months ended September 30, 2016. Unit volumes attributable to our Malibu U.S. segment increased 11 units for the three months ended September 30, 2017, compared to the three months ended September 30, 2016. The increase in net sales and unit volume was driven primarily by strong demand for our new models such as the Malibu Wakesetter 23 LSV and Axis A24, as well as Wakesetter 22 and 24 MXZ, which were introduced for model year 2017. Net sales from our Malibu Australia segment increased $0.3 million, or 4.9%, to $5.8 million for the three months ended September 30, 2017, compared to the three months ended September 30, 2016. Our overall net sales per unit increased 6.2% to $79,099 per unit for the three months ended September 30, 2017, compared to the three months ended September 30, 2016. Net sales per unit for our Malibu U.S. segment increased 6.1% to $79,348 per unit for the three months ended September 30, 2017, compared to the three months ended September 30, 2016, driven by year over year mix of Malibu's, strong demand for optional features, and year over year price increases.
Cost of sales for the three months ended September 30, 2017, increased $34.4 million, or 74.5%, to $80.6 million as compared to the three months ended September 30, 2016. The increase in cost of sales was driven primarily by our acquisition of Cobalt in July 2017.

Exhibit 99.1

Gross profit for the three months ended September 30, 2017, increased $7.1 million, or 44.9%, to $22.9 million compared to the three months ended September 30, 2016. The increase in gross profit was due mainly to higher unit volumes attributable to our acquisition of Cobalt mentioned above. Gross margin for the three months ended September 30, 2017 decreased 340 basis points from 25.5% to 22.1% over the same period in the prior fiscal year related, in part, to a $1.5 million adjustment related to the fair value step up of inventory acquired and sold during the period at Cobalt.
Selling and marketing expenses for the three month period ended September 30, 2017, increased $1.2 million or 48.1%, compared to the three months ended September 30, 2016. As a percentage of sales, selling and marketing expenses decreased 44 basis points over the same period in the prior fiscal year. General and administrative expenses for the three months ended September 30, 2017, increased $1.0 million, or 16.7%, to $7.1 million as compared to the three months ended September 30, 2016, largely due to higher general and administrative expenses attributable to Cobalt, which we acquired in July 2017, and higher development costs associated with our engines vertical integration initiative, partially offset by a decrease in legal expenses incurred in connection with previously ongoing litigation matters that were settled in the fourth quarter of fiscal 2017. Amortization expense for the three month period ended September 30, 2017, increased $0.8 million or 138.0% when compared to the three months ended September 30, 2016, due to additional amortization from intangible assets acquired as a result of the Cobalt acquisition.
Operating income for the first quarter of fiscal 2018 increased to $11.0 million from $6.8 million in the first quarter of fiscal 2017. Net income for the first quarter of fiscal 2018 increased 51.8% to $6.4 million while net income margin decreased to 6.2% from 6.8% in the first quarter of fiscal 2017. Adjusted EBITDA in the first quarter of fiscal 2018 increased 79.2% to $17.7 million from $9.9 million, while Adjusted EBITDA margin increased to 17.1% from 15.9% in the first quarter of fiscal 2017.
Webcast and Conference Call Information
The Company will host a webcast and conference call to discuss first quarter fiscal 2018 results on Tuesday, November 7, 2017, at 5:00 p.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (855) 433-0928 or (484) 756-4263 and using Conference ID #2496798.
Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.malibuboats.com. A replay of the webcast will also be archived on the Company’s website for twelve months.
About Malibu Boats, Inc.

Based in Loudon, Tennessee, Malibu Boats is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport boats, sterndrive and outboard boats. Malibu Boats has the #1 market share position in the United States in the performance sport boat category through its Malibu and Axis Wake Research brands. After Malibu Boats’ recent acquisition of Cobalt Boats, LLC, Malibu Boats has the #1 market share position in the United States in the 24’ - 29’ segment of the sterndrive category. Since inception in 1982, Malibu Boats has been a consistent innovator in the powerboat industry, designing products that appeal to an expanding range of recreational boaters and water sports enthusiasts whose passion for boating and water sports is a key aspect of their lifestyle.
Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes the statement in this press release regarding the expected demand and acceptance for our new model year 2018 offerings, the expected performance of Cobalt and the expected continuing performance of the U.S. market.

Exhibit 99.1

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the successful integration of Cobalt into our business; general industry, economic and business conditions; demand for our products; changes in consumer preferences; competition within our industry; our reliance on our network of independent dealers; our ability to manage our manufacturing levels and our large fixed cost base; the successful introduction of our new products; the success of our engines integration strategy and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Use and Definition of Non-GAAP Financial Measures
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Fully Distributed Net Income and Adjusted Fully Distributed Net Income per Share. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring or non-operating expenses, including certain professional fees, acquisition related expenses, non-cash compensation expense, expenses related to our engine development initiative and adjustments to our tax receivable agreement liability. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Management believes Adjusted EBITDA and Adjusted EBITDA Margin allow investors to evaluate the company’s operating performance and compare our results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of core operating performance. Management uses Adjusted EBITDA to assist in highlighting trends in our operating results without regard to our financing methods, capital structures, and non-recurring or non-operating expenses. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors.
Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets.
We define Adjusted Fully Distributed Net Income as net income attributable to Malibu Boats, Inc. (i) excluding income tax expense, (ii) excluding the effect of non-recurring or non-cash items, (iii) assuming the exchange of all LLC Units into shares of Class A Common Stock, which results in the elimination of non-controlling interest in the Malibu Boats Holdings, LLC (the "LLC"), and (iv) reflecting an adjustment for income tax expense on fully distributed net income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net Income is a non-GAAP financial measure because it represents net income attributable to Malibu Boats, Inc., before non-recurring or non-cash items and the effects of non-controlling interests in the LLC. We use Adjusted Fully Distributed Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net Income assists our board of directors, management and investors in comparing our

Exhibit 99.1

net income on a consistent basis from period to period because it removes non-cash or non-recurring items, and eliminates the variability of non-controlling interest as a result of member owner exchanges of LLC Units into shares of Class A Common Stock. In addition, because Adjusted Fully Distributed Net Income is susceptible to varying calculations, the Adjusted Fully Distributed Net Income measures, as presented in this release, may differ from and may, therefore, not be comparable to similarly titled measures used by other companies.
A reconciliation of our net income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin, and of our net income attributable to Malibu Boats, Inc. to Adjusted Fully Distributed Net Income is provided under "Reconciliation of Non-GAAP Financial Measures".

Investor Contacts

Malibu Boats, Inc.
Wayne Wilson
Chief Financial Officer
(865) 458-5478

Zac Lemons
Investor Relations
(865) 458-5478
InvestorRelations@MalibuBoats.com

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,
	2017	2016
Net sales	$103,541	$62,021
Cost of sales	80,618	46,198
Gross profit	22,923	15,823
Operating expenses:
Selling and marketing	3,589	2,423
General and administrative	7,074	6,064
Amortization	1,308	550
Operating income	10,952	6,786
Other expense, net:
Other (expense) income	(2,597)	17
Interest expense	(2,199)	(430)
Other expense, net	(4,796)	(413)
Income before provision for income taxes	6,156	6,373
(Benefit) provision for income taxes	(258)	2,147
Net income	$6,414	$4,226
Net income attributable to non-controlling interest	529	446
Net income attributable to Malibu Boats, Inc.	$5,885	$3,780

Comprehensive income:
Net income	$6,414	$4,226
Other comprehensive income, net of tax:
Change in cumulative translation adjustment	300	357
Other comprehensive income, net of tax	300	357
Comprehensive income, net of tax	6,714	4,583
Less: comprehensive income attributable to non-controlling interest, net of tax	$554	$484
Comprehensive income attributable to Malibu Boats, Inc., net of tax	$6,160	$4,099

Weighted average shares outstanding used in computing net income per share:
Basic	19,178,756	17,734,390
Diluted	19,303,794	17,761,768
Net income available to Class A Common Stock per share:
Basic	$0.31	$0.21
Diluted	$0.31	$0.21

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	September 30, 2017	June 30, 2017
Assets
Current assets
Cash	$18,424	$32,822
Trade receivables, net	17,357	9,846
Inventories, net	42,751	23,835
Prepaid expenses and other current assets	4,937	2,470
Income tax receivable	26	1,111
Total current assets	83,495	70,084
Property, plant and equipment, net	37,608	24,123
Goodwill	32,614	12,692
Other intangible assets, net	98,241	9,597
Deferred tax asset	109,410	107,088
Other assets	113	79
Total assets	$361,481	$223,663
Liabilities
Current liabilities
Accounts payable	$24,314	$12,722
Accrued expenses	27,341	21,616
Income taxes and tax distribution payable	1,152	515
Payable pursuant to tax receivable agreement, current portion	4,332	4,332
Total current liabilities	57,139	39,185
Deferred tax liabilities	541	552
Payable pursuant to tax receivable agreement	80,693	77,959
Long-term debt	108,207	53,403
Other long-term liabilities	394	328
Total liabilities	246,974	171,427
Stockholders' Equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 20,285,007 shares issued and outstanding as of September 30, 2017; 17,937,687 issued and outstanding as of June 30, 2017	202	179
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 18 shares issued and outstanding as of September 30, 2017; 19 shares issued and outstanding as of June 30, 2017	—	—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding as of September 30, 2017 and June 30, 2017	—	—
Additional paid in capital	106,719	50,836
Accumulated other comprehensive loss	(1,702)	(2,002)
Accumulated earnings	6,003	151
Total stockholders' equity attributable to Malibu Boats, Inc.	111,222	49,164
Non-controlling interest	3,285	3,072
Total stockholders’ equity	114,507	52,236
Total liabilities and stockholders' equity	$361,481	$223,663

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin (Unaudited):
The following table sets forth a reconciliation of net income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin for the periods indicated (dollars in thousands):

	Three Months Ended September 30,
	2017	2016
Net income	$6,414	$4,226
(Benefit) provision for income taxes	(258)	2,147
Interest expense	2,199	430
Depreciation	1,730	968
Amortization	1,308	550
Professional fees [1]	26	1,069
Acquisition and integration related expenses [2]	1,815	—
Stock-based compensation expense [3]	362	465
Engine development [4]	1,447	—
Adjustments to tax receivable agreement liability[5]	2,615	—
Adjusted EBITDA	$17,658	$9,855
Adjusted EBITDA margin	17.1%	15.9%

(1)	For the three months ended September 30, 2017 and 2016, represents legal and advisory fees related to our litigation with MasterCraft Boat Company, LLC ("MasterCraft").
(2)
Represents legal and advisory fees as well as integration related costs incurred in connection with our acquisition of Cobalt. Integration related expenses include post-acquisition adjustments to cost of goods sold of $1.5 million for the fair value step up of inventory acquired, most of which was sold during the first quarter of fiscal 2018.

(3)
Represents equity-based incentives awarded to key employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.

(4)	Represents costs incurred in connection with our vertical integration of engines including product development costs and supplier transition performance incentives.
(5)
Represents an increase in the estimated tax receivable agreement liability attributable to an expansion of state jurisdictions related to our acquisition of Cobalt in July 2017. This expansion resulted in an increase in the estimated tax rate used in computing our future tax obligations and, in turn, increased the future tax benefit we expect to realize related to increased tax basis from previous sales and exchanges of LLC Units by pre-IPO owners.

Exhibit 99.1

Reconciliation of Non-GAAP Adjusted Fully Distributed Net Income (Unaudited):
The following table shows the reconciliation of the numerator and denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented (in thousands except share and per share data):

	Three Months Ended September 30,
	2017	2016

Reconciliation of numerator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Net income attributable to Malibu Boats, Inc.	$5,885	$3,780
(Benefit) provision for income taxes	(258)	2,147
Professional fees [1]	26	1,069
Acquisition and integration related expenses [2]	2,506	—
Fair market value adjustment for interest rate swap [3]	(31)	(245)
Stock-based compensation expense [4]	362	465
Engine development [5]	1,447	—
Adjustments to tax receivable agreement liability [6]	2,615	—
Net income attributable to non-controlling interest [7]	529	446
Fully distributed net income before income taxes	13,081	7,662
Income tax expense on fully distributed income before income taxes [8]	4,356	2,720
Adjusted fully distributed net income	8,725	4,942

	Three Months Ended September 30,
	2017	2016
Reconciliation of denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Weighted average shares outstanding of Class A Common Stock used for basic net income per share:	19,202,764	17,734,390
Adjustments to weighted average shares of Class A Common Stock:
Weighted-average LLC units held by non-controlling unit holders [9]	1,253,106	1,413,696
Weighted-average unvested restricted stock awards issued to management [10]	129,952	73,417
Adjusted weighted average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income per Share of Class A Common Stock:	20,585,822	19,221,503

Exhibit 99.1

The following table shows the reconciliation of net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented:

	Three Months Ended September 30,
	2017	2016
Net income available to Class A Common Stock per share	$0.31	$0.21
Impact of adjustments:
(Benefit) provision for income taxes	(0.01)	0.12
Professional fees [1]	—	0.06
Acquisition and integration related expenses [2]	0.13	—
Fair market value adjustment for interest rate swap [3]	—	(0.01)
Stock-based compensation expense [4]	0.02	0.03
Engine development [5]	0.08	—
Adjustment to tax receivable agreement liability [6]	0.14	—
Net income attributable to non-controlling interest [7]	0.03	0.03
Fully distributed net income per share before income taxes	0.70	0.44
Impact of income tax expense on fully distributed income before income taxes [8]	(0.23)	(0.15)
Impact of increased share count [11]	(0.05)	(0.03)
Adjusted Fully Distributed Net Income per Share of Class A Common Stock	$0.42	$0.26

(1)	For the three months ended September 30, 2017 and 2016, represents legal and advisory fees related to our litigation with MasterCraft.
(2)
Represents legal and advisory fees as well as integration related costs incurred in connection with our acquisition of Cobalt. Integration related expenses include post-acquisition adjustments to cost of goods sold of $1.5 million for the fair value step up of inventory acquired, most of which was sold during the first quarter of fiscal 2018. In addition, integration related expenses includes $0.7 million in depreciation and amortization associated with our fair value step up of property, plant and equipment and intangibles acquired in connection with the acquisition of Cobalt.

(3)	Represents the change in the fair value of our interest rate swap entered into on July 1, 2015.
(4)
Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.

(5)	Represents costs incurred in connection with our vertical integration of engines including product development costs and supplier transition performance incentives.
(6)
Represents an increase in the estimated tax receivable agreement liability attributable to an expansion of state jurisdictions related to our acquisition of Cobalt in July 2017. This expansion resulted in an increase in the estimated tax rate used in computing our future tax obligations and, in turn, increased the future tax benefit we expect to realize related to increased tax basis from previous sales and exchanges of LLC Units by pre-IPO owners.

(7)	Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock.
(8)
Reflects income tax expense at an estimated normalized annual effective income tax rate of 33.3% and 35.5% of income before income taxes for the three months ended September 30, 2017 and 2016, respectively, assuming the conversion of all LLC Units into shares of Class A Common Stock. The estimated normalized annual effective income tax rate is based on the federal statutory rate plus a blended state rate adjusted for deductions under Section 199 of the Internal Revenue Code of 1986, as amended, state taxes attributable to the LLC, and foreign income taxes attributable to our Australian based subsidiary. The decrease in the normalized annual effective income tax rate to 33.3% for the three months ended September 30, 2017, is primarily the result of an updated blended state rate, which considers the impacts of the Cobalt acquisition as well as a recent law change in Tennessee.

(9)	Represents the weighted average shares outstanding of LLC Units held by non-controlling interests assuming they were exchanged into Class A Common Stock on a one-for-one basis.
(10)
Represents the weighted average unvested restricted stock awards included in outstanding shares during the applicable period that were convertible into Class A Common Stock and granted to members of management.

(11)
Reflects impact of increased share counts assuming the exchange of all weighted average shares outstanding of LLC Units into shares of Class A Common Stock and the conversion of all weighted average unvested restricted stock awards included in outstanding shares granted to members of management.